Exhibit 10.14

HOULIHAN LOKEY, INC.
2016 INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

Capitalized terms not specifically defined in this Restricted Stock Unit Grant Notice (the “Grant Notice”) have the meanings given to them in the 2016 Incentive Award Plan (as amended from time to time, the “Plan”) of Houlihan Lokey, Inc. (the “Company”).

The Company has granted to the participant listed below (“Participant”) the Restricted Stock Units described in this Grant Notice (the “RSUs”), subject to the terms and conditions of the Plan and the Restricted Stock Unit Agreement attached as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference.

Participant:
Grant Date:
Number of RSUs:
Class of Common Stock:	Class [A/B] Common Stock
Vesting Commencement Date:
Vesting Schedule:	[To be specified in individual award agreements]

By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement.  Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.  If Participant is married and resides in a community property state, his or her spouse has signed the Consent of Spouse attached to this Grant Notice as Exhibit B.

HOULIHAN LOKEY, INC.	PARTICIPANT

By:	By:
Print Name:	Print Name:
Title:

Exhibit A

RESTRICTED STOCK UNIT AGREEMENT

Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

ARTICLE I.
GENERAL

1.1       Award of RSUs and Dividend Equivalents.

(a)        The Company has granted the RSUs to Participant effective as of the grant date set forth in the Grant Notice (the “Grant Date”).  Each RSU represents the right to receive one Share or, at the option of the Company, an amount of cash, in either case, as set forth in this Agreement.  Participant will have no right to the distribution of any Shares or payment of any cash until the time (if ever) the RSUs have vested.

(b)        The Company hereby grants to Participant, with respect to each RSU, a Dividend Equivalent for ordinary cash dividends or distributions paid to substantially all holders of outstanding Shares with a record date after the Grant Date and prior to the date the applicable RSU is settled, forfeited or otherwise expires.  Each Dividend Equivalent entitles Participant to receive the equivalent value of any such ordinary cash dividends or distributions paid on a single Share.  The Company will establish a separate Dividend Equivalent bookkeeping account (a “Dividend Equivalent Account”) for each Dividend Equivalent and credit the Dividend Equivalent Account (without interest) on the applicable dividend payment date with the amount of any such cash paid.

1.2       Incorporation of Terms of Plan.  The RSUs are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.

1.3       Unsecured Promise.  The RSUs and Dividend Equivalents will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.

ARTICLE II.
VESTING; FORFEITURE AND SETTLEMENT

2.1       Vesting; Forfeiture.  The RSUs will vest according to the vesting schedule in the Grant Notice except that any fraction of an RSU that would otherwise be vested will be accumulated and will vest only when a whole RSU has accumulated.  [In addition, in the event that Participant incurs a Termination of Service due to Participant’s death, one-third of the total number of RSUs shall vest.]  In the event of Participant’s Termination of Service for any reason, all then-unvested RSUs will immediately and automatically be cancelled and forfeited, except as otherwise determined by the Administrator or provided in a binding written agreement between Participant and the Company.  Dividend Equivalents (including any Dividend Equivalent Account balance) will vest or be forfeited, as applicable, upon the vesting or forfeiture of the RSU with respect to which the Dividend Equivalent (including the Dividend Equivalent Account) relates.

2.2       Settlement.

(a)        RSUs will be paid in Shares [or cash at the Company’s option] as soon as administratively practicable after the vesting of the applicable RSU, but in no event more than 60 days after the RSU’s vesting date.  Notwithstanding the foregoing, the Company may delay any payment under

Exhibit A

this Agreement that the Company reasonably determines would violate Applicable Law until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)), provided the Company reasonably believes the delay will not result in the imposition of excise taxes under Section 409A.

(b)        Dividend Equivalents (including any Dividend Equivalent Account balance) will be paid in Shares or cash at the Company’s option as soon as administratively practicable after the vesting of the applicable RSU, but in no event more than sixty (60) days after the RSU’s vesting date.  Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Law until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)), provided the Company reasonably believes the delay will not result in the imposition of excise taxes under Section 409A.

(c)        [If an RSU is paid in cash, the amount of cash paid with respect to the RSU will equal the Fair Market Value of a Share on the day immediately preceding the payment date.]  If a Dividend Equivalent is paid in Shares, the number of Shares paid with respect to the Dividend Equivalent will equal the quotient, rounded down to the nearest whole Share, of the Dividend Equivalent Account balance divided by the Fair Market Value of a Share on the day immediately preceding the payment date.

ARTICLE III.
TAXATION AND TAX WITHHOLDING

3.1       Representation.  Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this Award and the transactions contemplated by the Grant Notice and this Agreement.  Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.

3.2       Tax Withholding.

(a)        The Company has the right and option, but not the obligation, to treat Participant’s failure to provide timely payment in accordance with the Plan of any withholding tax arising in connection with the RSUs or Dividend Equivalents as Participant’s election to satisfy all or any portion of the withholding tax by requesting the Company retain Shares otherwise issuable under the Award.

(b)        Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs and the Dividend Equivalents, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the RSUs or Dividend Equivalents.  Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the Dividend Equivalents or the subsequent sale of Shares.  The Company and the Subsidiaries do not commit and are under no obligation to structure the RSUs or Dividend Equivalents to reduce or eliminate Participant’s tax liability.

ARTICLE IV.

VOTING PROXY AND TRANSFERABILITY

4.1       Voting Proxy.  [The right to vote any Shares issued pursuant to this Award automatically will be deemed given by Participant or Participant’s transferee, pursuant to an irrevocable proxy, to Scott Beiser and/or Irwin Gold and any designee of Scott Beiser or Irwin Gold (including without limitation either of Scott Adelson or David Preiser) (each a “Proxy,” and collectively the “Proxies”), and each of

Exhibit A

them individually, as Participant’s proxies and attorneys-in-fact, with the full, exclusive and unqualified right and power to vote and to execute consents in respect of all of the Shares of Class B Common Stock issued pursuant to this Award, as well as in respect of any other securities with voting rights received in respect of such Shares of Class B Common Stock at any time hereafter by way of a stock dividend, distribution, conversion or exchange, with respect to any lawful corporate action.  Unless any Proxy is directed otherwise by the Board, such Shares will be voted by the Proxies in the manner consistent with how the Proxies vote the other voting securities of the Company that the Proxies have the right to vote.  In addition, Participant hereby agrees to take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and power of attorney. The power of attorney granted by Participant herein is a durable power of attorney and shall survive Participant’s bankruptcy, death or incapacity.  Notwithstanding the foregoing, the provisions of the irrevocable proxy granted pursuant hereto will be of no force or effect upon termination of that certain Voting Trust Agreement, by and among the Company, certain holders of shares of Class B Common Stock, Scott Beiser, Irwin Gold and Robert Hotz, as may be amended, modified or supplemented.]1

4.2       [Transferability.  Notwithstanding anything to the contrary in this Agreement or the Plan, (i) if Participant is a party to a Lock-Up Agreement with the Company, then any Shares issued pursuant to this Award shall be subject to the same terms and conditions as contained in such agreement and (ii) if Participant is not a party to such a Lock-Up Agreement, then any Shares issued pursuant to this Award will be subject to the transfer restrictions contained in the Company’s amended and restated certificate of information, as amended from time to time (the “Charter”) and any attempted transfers in violation of the Charter provisions shall be void and such Shares shall be subject to redemption as described in the Charter.]

ARTICLE V.
OTHER PROVISIONS

5.1       Adjustments.  Participant acknowledges that the RSUs, the Shares subject to the RSUs and the Dividend Equivalents are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.

5.2       Notices.  Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number.  Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files.  By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party.  Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.

5.3       Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.4       Conformity to Securities Laws.  Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.

1 Class B common stock only.

Exhibit A

5.5       Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

5.6       Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement, the RSUs and the Dividend Equivalents will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule.  To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

5.7       Arbitration.  Any and all claims, grievances, demands, controversies, causes of action or disputes of any nature whatsoever (collectively, “Claims”), arising out of, in connection with, or in relation to this Agreement or the arbitrability of any Claims under this Agreement, will be resolved by final and binding arbitration administered by the Los Angeles, California offices of JAMS/Endispute in accordance with the then-existing JAMS/Endispute Arbitration Rules applicable to employment agreements.  Participant and the Company will select a mutually acceptable neutral arbitrator from the panel of arbitrators serving with any of JAMS/Endispute’s offices, but in the event we cannot agree on an arbitrator, the Administrator of JAMS/Endispute will appoint an arbitrator from such panel (the arbitrator so selected or appointed, the “Arbitrator”).  The Arbitrator may provide all appropriate remedies (at law and equity) or judgments that could be awarded by a court of law in Delaware, and that, upon good cause shown, the Arbitrator will afford the parties adequate discovery, including deposition discovery.  Except as provided herein, the Federal Arbitration Act will govern the interpretation, enforcement and all actions pursuant to this Section 5.7.  The Arbitrator will be bound by and will strictly enforce the terms of this Section 5.7 and may not limit, expand or otherwise modify its terms.  The Arbitrator will make a good faith effort to apply the substantive law (and the law of remedies, if applicable) of the state of Delaware, or federal law, or both, as applicable, without reference to its conflicts of laws provisions.  The Arbitrator is without jurisdiction to apply any different substantive law.  The Arbitrator will be bound to honor claims of privilege or work-product doctrine recognized at law, but the Arbitrator will have the discretion to determine whether any such claim of privilege or work product doctrine applies.  The Arbitrator will render an award and a written, reasoned opinion in support thereof.  The Arbitrator will have power and authority to award any appropriate remedy (in law or equity) or judgment that could be awarded by a court of law in Delaware, which may include reasonable attorneys’ fees to the prevailing party.  The award rendered by arbitration will be final and binding upon the parties to arbitration, and judgment upon the award may be entered in any court having jurisdiction thereof.  Neither a party nor the Arbitrator will disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties.  Adherence to this dispute resolution process will not limit the parties’ right to obtain any provisional remedy, including, without limitation, injunctive or similar relief, from any court of competent jurisdiction as may be necessary to protect their rights and interests.  Notwithstanding the foregoing sentence, this dispute resolution procedure is intended to be the exclusive method of resolving any Claims arising out of or relating to this Agreement.  Subject to the Arbitrator’s award, the Company will pay fees and expenses with respect to this dispute resolution process.

5.8       Entire Agreement.  The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

Exhibit A

5.9       Agreement Severable.  In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

5.10     Limitation on Participant’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided.  This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust.  Neither the Plan nor any underlying program, in and of itself, has any assets.  Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs and Dividend Equivalents, and rights no greater than the right to receive cash or the Shares as a general unsecured creditor with respect to the RSUs and Dividend Equivalents, as and when settled pursuant to the terms of this Agreement.

5.11     Not a Contract of Employment.  Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

5.12     Governing Law.  The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

5.13     Counterparts.  The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.

Exhibit B

CONSENT OF SPOUSE

I,                                             , spouse of                          , have read and approve the foregoing Agreement.  In consideration of issuing to my spouse the shares of the common stock of Houlihan Lokey, Inc. set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of the common stock of Houlihan Lokey, Inc. issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: ,

Signature of Spouse

B-1